Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS,
DECLARES QUARTERLY DIVIDEND AND REAFFIRMS GUIDANCE
Income from Continuing Operations $12.8 Million for Quarter; Adjusted Income from Continuing
Operations $14 Million, up 8%

	Quarter Ended
(in millions,	January 31,		Increase
except per share data)	2010	2009	(Decrease)

Revenues	$869.9	$887.5	(2.0)%
Net cash (used in) provided by operating activities	$(8.9)	$26.1	(134.2)%

Net Income	$12.8	$14.2	(10.1)%
Net income per diluted share	$0.24	$0.28	(14.3)%

Adjusted EBITDA	$32.7	$30.3	7.7%

Income from continuing operations	$12.8	$14.8	(13.0)%
Income from continuing operations per diluted share	$0.24	$0.29	(17.2)%

Adjusted income from continuing operations	$14.0	$13.0	8.3%
Adjusted income from continuing operations per diluted share	$0.27	$0.25	8.0%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share”. Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)
NEW YORK, NY — March 1, 2010 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the first quarter of fiscal year 2010 of $869.9 million compared to first quarter of fiscal year 2009 revenues of $887.5 million. Net income for the first quarter of fiscal year 2010 was $12.8 million, a 10.1% decrease from $14.2 million in the first quarter of fiscal year 2009. Net income per diluted share for the first quarter of fiscal year 2010 decreased 14.3% to $0.24 compared to first quarter of fiscal year 2009 net income per diluted share of $0.28. Net income for the first quarter of 2010 included a $1.2 million after-tax expense ($0.03 per diluted share) from items impacting comparability compared to a net gain of $1.8 million ($0.04 per diluted share) from items impacting comparability in the first quarter of fiscal year 2009, which included a $5.8 million after-tax benefit from a settlement with a former third-party administrator of workers’ compensation claims.
“The Company’s financial results essentially met our expectations for the first quarter of the fiscal year” said Henrik Slipsager, president and chief executive officer, ABM Industries Incorporated. “We are encouraged that revenues increased sequentially, our sales pipeline remains strong and client retention is improving compared to the first half of fiscal 2009 — all pointing to an improving sales outlook.
“We are successfully executing our operating strategies around cost controls and cash and expense management. We decreased total expenses by nearly 2% in the first quarter, and reduced our SG&A expenses by 12% year-over-year. SG&A reductions were driven by lower information technology costs as we conclude the upgrade of our enterprise systems and continued aggressive cost controls measures by the Janitorial Division. Operating cash flow remains on plan for the year. Our rigorous focus on managing job profitability helped us achieve 8% increases in both adjusted income and adjusted EBITDA year-over-year.
“Operating profit for our divisions increased nearly 6%. Engineering had a very strong first quarter, with revenues growing nearly 16%, operating profit increasing 7% and a robust sales pipeline building, particularly for ABM Energy Services. Parking increased operating profit by 21% and Janitorial by nearly 6%. We also continue to meet our clients’ demand for an environmentally sustainable approach to facility services as we surpassed more than 200 million square feet of space operating under ABM Janitorial’s industry-leading green cleaning program, including more than 50 million square feet of space that is LEED®-certified by the U.S. Green Building Council.”
Income from continuing operations for the first quarter of fiscal year 2010 was $12.8 million ($0.24 per diluted share) compared to $14.8 million ($0.29 per diluted share) in the year-ago quarter. Excluding items impacting comparability, income from continuing operations increased to $14.0 million, or $0.27 per diluted share, for the first quarter of fiscal year 2010. This compares to income from continuing operations (excluding items impacting comparability) of $13.0 million, or $0.25 per diluted share, in the first quarter of fiscal year 2009.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the first quarter of fiscal year 2010 was $32.7 million compared to $30.3 million in the first quarter of fiscal year 2009.
Slipsager continued: “During last year’s recession, we took a series of actions to navigate a difficult economy and position the Company for future growth. We see the signs of progress as revenue trends are moving in the right direction, even with extended sales cycles. While we anticipated increases in state unemployment insurance rates, the states raised these even beyond our projections, which impacted first quarter results by $0.01 to $0.02 cents per diluted share and will have greater impact in the second quarter. We are taking the appropriate action across the Company to mitigate the effect of these taxes going forward. Our existing sales pipeline, coupled with an improving economy, should lead to top line growth year-over-year in the second half of fiscal 2010, and we will continue our aggressive measures to generate bottom line savings by successfully executing our operating strategies.”
The Company also announced that the Board of Directors has declared a second quarter cash dividend of $0.135 per common share payable on May 3, 2010 to stockholders of record on April 8, 2010. This will be ABM’s 176th consecutive quarterly cash dividend.
Guidance
The Company reiterates its estimates that full fiscal year 2010 income from continuing operations per diluted share will be in the range of $1.25 to $1.35 and adjusted income from continuing operations per diluted share, for the same period, will be in the range of $1.35 to $1.45. For comparison purposes, the second quarter of fiscal year 2010 has one additional work day compared to the year-ago quarter.

Conference Call
On Tuesday, March 2, 2010 at 9:00 a.m. (EST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: [http://investor.abm.com/eventdetail.cfm?eventid=78298]
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 888-213-3754 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112 and then entering ID #4391493.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is the leading provider of facility services in the United States. With fiscal 2009 revenues of approximately $3.5 billion and approximately 91,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico, and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2010. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) we are subject to volatility associated with high deductibles for certain insurable risks; (4) an increase in costs that we cannot pass on to clients could affect our profitability; (5) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 60 days’ notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our transition to a shared services function could create disruption in functions affected; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) our ability to operate and pay our debt obligations depends upon our access to cash; (13) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (14) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (15) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (16) any future increase in the level of debt or in interest rates can affect our results of operations; (17) an impairment charge could have a material adverse effect on our financial condition and results of operations; (18) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (19) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results and our reputation; (20) labor disputes could lead to loss of revenues or expense variations; (21) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (22) natural disasters or acts of terrorism could disrupt our services . Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations for the first quarter of fiscal years 2010 and 2009 and guidance for fiscal year 2010, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2010 and 2009. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
(In thousands, except per share data)
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended January 31,		Increase
	2010	2009	(Decrease)

Revenues	$869,884	$887,472	(2.0)%
Expenses
Operating	782,101	787,268	(0.7)%
Selling, general and administrative	62,802	71,387	(12.0)%
Amortization of intangible assets	2,775	2,823	(1.7)%

Total expenses	847,678	861,478	(1.6)%

Operating profit	22,206	25,994	(14.6)%
Interest expense	1,215	1,668	(27.2)%

Income from continuing operations before income taxes	20,991	24,326	(13.7)%
Provision for income taxes	8,155	9,571	(14.8)%

Income from continuing operations	12,836	14,755	(13.0)%
Loss from discontinued operations	(61)	(538)	NM*

Net Income	$12,775	$14,217	(10.1)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.25	$0.29	(13.8)%
Loss from discontinued operations	0.00	(0.01)	NM*

	$0.25	$0.28	(10.7)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.24	$0.29	(17.2)%
Loss from discontinued operations	0.00	(0.01)	NM*

	$0.24	$0.28	(14.3)%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,821	51,110
Diluted	52,548	51,470

Dividends Declared Per Common Share	$0.135	$0.130

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended January 31,
	2010	2009 (a)
Net cash (used in) provided by continuing operating activities	(12,220)	13,460
Net cash provided by discontinued operating activities	3,307	12,619

Net cash (used in) provided by operating activities	$(8,913)	$26,079

Net cash used in investing activities	$(6,924)	$(5,649)

Proceeds from exercises of stock options (including income tax benefit)	1,251	463
Dividends paid	(6,992)	(6,641)
Borrowings from line of credit	131,000	173,000
Repayment of borrowings from line of credit	(131,500)	(176,000)
Changes in book cash overdrafts	9,102	(13,852)

Net cash provided by (used) in financing activities	$2,861	$(23,030)

(a)
Amount shown for the quarter ended January 31, 2009 reflects an immaterial correction of certain net book credit cash balances; resulting in an increase in net cash used in financing activities for the quarter ended January 31, 2009 in the amount of $13.9 million.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	January 31,	October 31,
	2010	2009
	(Unaudited)
Assets
Cash and cash equivalents	$21,177	$34,153
Trade accounts receivable, net	476,910	445,241
Prepaid income taxes	12,205	13,473
Current assets of discontinued operations	8,480	10,787
Prepaid expenses	40,332	38,781
Notes receivable and other	17,567	21,374
Deferred income taxes, net	49,729	52,171
Insurance recoverables	4,917	5,017

Total current assets	631,317	620,997
Non-current assets of discontinued operations	3,573	4,567
Insurance deposits	42,289	42,500
Other investments and long-term receivables	5,884	6,240
Deferred income taxes, net	61,018	63,444
Insurance recoverables	65,800	67,100
Other assets	31,852	32,446
Investments in auction rate securities	19,651	19,531
Property, plant and equipment, net	57,562	56,892
Other intangible assets, net	57,425	60,199
Goodwill	547,830	547,237

Total assets	$1,524,201	$1,521,153

Liabilities
Trade accounts payable	$79,524	$84,701
Accrued liabilities
Compensation	83,658	93,095
Taxes — other than income	20,401	17,539
Insurance claims	78,174	78,144
Other	70,629	66,279
Income taxes payable	1,950	1,871
Current liabilities of discontinued operations	1,170	1,065

Total current liabilities	335,506	342,694
Income taxes payable	20,713	17,763
Line of credit	172,000	172,500
Retirement plans and other	31,983	32,963
Insurance claims	267,883	268,183

Total liabilities	828,085	834,103

Stockholders’ Equity	696,116	687,050

Total liabilities and stockholders’ equity	$1,524,201	$1,521,153

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended January 31,		Increase
	2010	2009	(Decrease)
Revenues
Janitorial	$584,079	$608,420	(4.0)%
Parking	112,588	115,669	(2.7)%
Security	83,597	85,583	(2.3)%
Engineering	89,351	77,216	15.7%
Corporate	269	584	(53.9)%

	$869,884	$887,472	(2.0)%

Operating Profit
Janitorial	$34,084	$32,311	5.5%
Parking	5,026	4,142	21.3%
Security	1,346	1,794	(25.0)%
Engineering	4,992	4,666	7.0%
Corporate	(23,242)	(16,919)	(37.4)%

Operating profit	22,206	25,994	(14.6)%
Interest expense	1,215	1,668	(27.2)%

Income from continuing operations before income taxes	$20,991	$24,326	(13.7)%

ABM Industries Incorporated
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Quarter Ended January 31,
	2010	2009

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$14,040	$12,963
Items Impacting Comparability, net of taxes	(1,204)	1,792

Income from Continuing Operations	12,836	14,755

Loss from Discontinued Operations	(61)	(538)

Net Income	$12,775	$14,217

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$14,040	$12,963

Items Impacting Comparability:

Corporate Initiatives and Other (a)	(1,970)	(6,648)
Third-Party Administrator Legal Settlement	—	9,601

Total Items Impacting Comparability	(1,970)	2,953
Income Taxes (Benefit) Expense	(766)	1,161

Items Impacting Comparability, net of taxes	(1,204)	1,792

Income from Continuing Operations	$12,836	$14,755

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$32,669	$30,347

Items Impacting Comparability	(1,970)	2,953
Discontinued Operations	(61)	(538)
Income Tax	(8,155)	(9,571)
Interest Expense	(1,215)	(1,668)
Depreciation and Amortization	(8,493)	(7,306)

Net Income	$12,775	$14,217

Continued

	Quarter Ended January 31,
	2010	2009

Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share

Adjusted Income from Continuing Operations per Diluted Share	$0.27	$0.25

Items Impacting Comparability, net of taxes	(0.03)	0.04

Income from Continuing Operations per Diluted Share	$0.24	$0.29

Diluted Shares	52,548	51,470

(a)
Corporate initiatives and other include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, (iv) the integration costs associated with OneSource, and (v) the write-off of deferred acquisition costs due to the adoption of an accounting pronouncement.

ABM Industries Incorporated
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2010

	Year Ending October 31, 2010
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.35	$1.45

Adjustments to Income from Continuing Operations (a)	(0.10)	(0.10)

Income from Continuing Operations per Diluted Share	$1.25	$1.35

(a)
Adjustments to income from continuing operations are expected to include additional costs associated with the implementation of new information technology systems and other unique items impacting comparability.